            AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT


      AMENDMENT No. 2, dated as of February 1, 1999, among REGIS CORPORATION, a Minnesota corporation ("Borrower"), the Lenders (as defined herein), and LASALLE NATIONAL BANK, a national banking association ("LNB"), as agent for the Lenders (LNB, in such capacity, together with its successors in such capacity, "Agent").

      Borrower, Lenders and Agent are parties to an Amended and Restated Credit Agreement, dated as of December 30, 1997, as amended by Amendment No.1 to Amended and Restated Credit Agreement dated as of September 1, 1998 (the "Credit Agreement"). Borrower, Lenders and Agent desire to amend the Credit Agreement in certain respects and, accordingly, Borrower, Lenders and Agent agree as follows:

      1. DEFINITIONS. Except as otherwise provided herein, the terms defined in the Credit Agreement are used herein as defined therein.

      2. AMENDMENTS. Effective as of the date hereof, but subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

                  A.    The following definition is added to Paragraph lA:

                        "BORROWER'S U.K. SUBSIDIARY" means Regis Europe LTD.

                  B. The definition of "LNB Revolving Credit Commitment" in Paragraph lA is amended and restated as follows:

                        "LNB REVOLVING CREDIT COMMITMENT" means the obligations of LNB to make Revolving Credit Loans in an aggregate amount at any one time outstanding up to but not exceeding (a) $25,000,000 during the period from the date of Amendment No.2 to this Agreement, to and including December 30, 1999, and (b) $30,000,000 during the period from December 31, 1999, to and including the Revolving Credit Maturity Date.

                  C.    The following Paragraph 2C is added following
             Paragraph 2B:

                        2C. FOREIGN CURRENCY EXCHANGE. To facilitate loans in British Pounds by Borrower to Borrower's U.K. Subsidiary, subject to the availability to Agent of British Pounds in the New York interbank foreign currency market, at the request of Borrower, Agent shall exchange


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                        currency market, at the request Borrower, Agent shall
                        exchange the proceeds of any Revolving Credit Loan hereunder for British Pounds at Agent's spot rate of exchange, meaning the rate of exchange at which Agent would sell British Pounds for U.S. dollars in the New York interbank foreign currency market, and shall remit such proceeds in British Pounds to Borrower's U.K. Subsidiary; PROVIDED. HOWEVER, that the aggregate amount of such loans outstanding at any time shall not exceed $8,500,000.

                        D.    Paragraph 3N is amended and restated as follows:

                        3N.   USE OF PROCEEDS. Borrower shall apply the proceeds
                        of the Revolving Credit Loan to working capital, general corporate purposes and, subject to the provisions of Paragraphs 2C and 8C(3)(vii), loans to Borrower's U.K. Subsidiary.

                        E. Paragraph SC(3)(vii) is amended and restated as follows:

                        (vii) make or permit to remain outstanding Investments to or in Unrestricted Subsidiaries, provided that (a) the aggregate amount (at original cost) of all Investments in Unrestricted Subsidiaries shall at no time exceed 10% of Consolidated Net Worth, (b) any Investment made in an Unrestricted Subsidiary subsequent to June 30, 1995 shall only be deemed an Investment for purposes of this PARAGRAPH 8C(3) to the extent it involves a cash or other asset contribution or advance (net of any return thereof), and (c) the aggregate amount of all loans to Borrower's U.K. Subsidiary shall at no time exceed $8,500,000; and

      3. CONDITIONS PRECEDENT. This Amendment No. 2 shall become effective upon the satisfaction of the following conditions precedent:

             3.1 EXECUTION AND DELIVERY OF AMENDMENT NO. 2. This Amendment No.2 or counterparts thereof shall have been duly executed and delivered to Agent, Lenders and Borrower.

             3.2 LEGAL OPINION OF BORROWER'S COUNSEL. Agent and Lenders shall have received the legal opinion of Borrower's counsel in the form of Exhibit A hereto.

             4. CONFIRMATION OF REPRESENTATIONS AND WARRANTIES. Borrower hereby confirms that the representations and warranties of Borrower contained in the Credit Agreement were correct in all material respects on and as of December 30, 1997, and that such representations and

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

warranties are correct on the date hereof, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that in the aggregate are not materially adverse.

      5. NO DEFAULT. Borrower represents and warrants that no default or Event of Default exists as of the date hereof.

      6. MISCELLANEOUS. The Credit Agreement is, and shall be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this Amendment No. 2 (i) all references in the Credit Agreement to this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment No. 2, and (ii) all references in the other loan Documents to the "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment No.2. The execution, delivery and effectiveness of this Amendment No.2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. This Amendment No.2 and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

      7. COUNTERPARTS. This Amendment No. 2 may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

                            [SIGNATURE PAGES FOLLOW)


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

      IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed as of the date first above written.


                                      REGIS CORPORATION



                                      By: _______________________
                                           Name:__________________
                                          Title: ___________________


                                      Address for Notices:

                                      7201 Metro Boulevard
                                      Minneapolis, Minnesota 55439
                                      Telecopier No.: (612) 947-7900
                                       Attention:   Paul Finkelstein, President

                                      LASALLE NATIONAL BANK, as Lender and as
                                      Agent


                                       By:__________________________
                                            Name:____________________
                                            Title: _____________________

                                      Lending Office for all Loans:
                                      135 South LaSalle Street
                                      Chicago, Illinois 60603

                                      Address for Notices:
                                      135 South LaSalle Street
                                      Chicago, Illinois 60603
                                      Telecopier No.: (312) 904-6457
                                       Attention:   Mr. David G. Killpack
                                                    Vice President


                                      PARIBAS, as Lender and as L/C Issuer


                                      By:______________________________
                                            Name: _______________________
                                            Title: ________________________


                                      By:______________________________
                                            Name: _______________________
                                            Title: ________________

                                      227 West Monroe Street, Suite 3300
                                      Chicago, Illinois 60606

                                      Address for Notices:
                                      227 West Monroe Street, Suite 3300
                                      Chicago, Illinois 60606
                                      Telecopier No.: (312) 853-6020
                                      Attention:    Ms. Karen E. Coons
                                                    Vice President

                          EXHIBIT A TO AMENDMENT NO. 2

                      FORM OF OPINION OF BORROWER'S COUNSEL


                                February __, 1999

Each of the Lenders under the
Credit Agreement referred to below

LaSalle National Bank, as Agent
for the Lenders under the
Credit Agreement referred to below
135 South LaSalle Street
Chicago, IL 60603

       RE: REGIS CORPORATION

Ladies and Gentlemen:

       I have acted as legal counsel to Regis Corporation (the "Borrower") in connection with the preparation, execution and delivery of an Amendment No. 2 (the "Amendment"), dated as of February 1, 1999, to the Amended and Restated Credit Agreement, dated as of December 30, 1997, by and between the Borrower, the Lenders signatory thereto from time to time, and LaSalle National Bank, as Agent for the Lenders (the "Agent"), as amended by Amendment No. 1 thereto dated as of September 1,1998 (the "Credit Agreement"). In connection with that representation, I have examined the Articles of Incorporation and Bylaws of the Borrower and its Subsidiaries, the corporation records of the meetings of the Board of Directors of said corporations, the Amendment, the Credit Agreement and such other documents, records, instruments, laws and regulations, and have made such inquiries, as I have deemed appropriate for purposes of this opinion. Except for the signatures on behalf of the Borrower on the Amendment, I have assumed and not independently verified that all signatures on all signed documents are genuine. All defined terms used herein, except as otherwise defined herein, are used with the same meaning as defined in or used in the Credit Agreement.

       Based on the foregoing, and relying thereon, I am of the opinion that under current law:

       I. Each of the Borrower and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and is in good standing, duly licensed and qualified to transact business in all jurisdictions where the character of the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary. Each of the Borrower and its Subsidiaries has all requisite

February __, 1999 Page 2


power and authority, corporate or otherwise, to conduct its business and to own its properties, and to execute, deliver and perform all of its obligations under the Credit Agreement as amended by the Amendment.

       II. The execution, delivery and performance by the Borrower of the Amendment and all documents relating to the Amendment have been duly authorized by all necessary action and do not (i) require any consent or approval of the stockholders of any entity, or any consent or approval by any governmental entity, or any consent or approval of any party to any indenture, instrument or agreement known to me to which the Borrower or any of its Subsidiaries is a party or by which any of them or their property may be bound, (ii) violate any provision of any law, rule or regulation, order or decree presently in effect having applicability to the Borrower, (iii) to the best of my knowledge, conflict with, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or their properties may be bound or affected, or (iv) result in or require the creating or imposition of any mortgage, deed or trust, pledge, lien, security interest, or other charge or encumbrance of any nature (other than in favor of the Lenders) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower and its Subsidiaries.

       III. The Credit Agreement as amended by the Amendment constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, subject only to the application of bankruptcy, insolvency, moratorium, reorganization and other laws affecting creditors' rights generally and to usual equity principles. The Amendment has been duly executed and delivered by the Borrower.

       IV. To the best of my knowledge, there are no actions, suits or proceedings pending or threatened against the Borrower or any of its Subsidiaries before any court or governmental entity which, if determined adversely to the Borrower or any of its Subsidiaries, could have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Subsidiaries.

       V. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

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February __, 1999 Page 3


       VI. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                          Very truly yours,



                                          Bert M. Gross